UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 19, 2011

HELIX WIND, CORP.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-52107 (Commission File Number)	20-4069588 (IRS Employer Identification No.)

13125 Danielson Street, Suite 104
Poway, California 92064
 (Address of Principal Executive Offices, Zip Code)

(619) 501-3932
(Registrant's Telephone Number, Including Area Code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

On July 19, 2011, Helix Wind, Corp. (the “Company”) received notice that Scott Weinbrandt filed a lawsuit against the Company in the Superior Court of the State of California, County of San Diego (the “Court”), alleging breach of contract and seeking an unspecified amount of damages (but in excess of $25,000) against the Company relating to the employment agreement he had with the Company.  Scott Weinbrandt is a former officer and director of the Company.  Any judgment against the Company resulting from the lawsuit could have a material adverse effect on the Company.

Effective as of July 1, 2011, the Company moved its corporate headquarters from 13125 Danielson Street, Suite 101, Poway, California 92064 to 13125 Danielson Street, Suite 104, Poway, California 92064.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIX WIND, CORP.

By: /s/ Kevin Claudio
Name: Kevin Claudio
Title: Chief Financial Officer

Date:  July 22, 2011